EXHIBIT 99.1
EZCORP ANNOUNCES SECOND FISCAL QUARTER RESULTS
AUSTIN, Texas (April 24, 2007) — EZCORP, Inc. (Nasdaq: EZPW) announced today results for its second fiscal quarter and six month period, which ended March 31, 2007.
For the quarter ended March 31, 2007, EZCORP’s net income increased 32% to $10,196,000 ($0.23 per share) compared to $7,727,000 ($0.19 per share) for the quarter ended March 31, 2006. Total revenues for the second fiscal quarter increased 14% to $89,643,000 while operating income improved 29% to $14,880,000.
For the six months ended March 31, 2007, EZCORP’s net income increased 38% to $19,957,000 ($0.46 per share) compared to $14,483,000 ($0.35 per share) for the prior year six month period. Total revenues grew 17% to $181,330,000 while operating income increased 35% to $29,503,000. Operating income margins for the six months, measured as a percent of net revenue, improved almost three percentage points to 24.4%.
Commenting on these results, President and Chief Executive Officer, Joe Rotunda, stated, “Our results for the second fiscal 2007 quarter were driven by continued strong growth in our payday loan and credit service business and strong growth in our pawn business. Payday loan and credit service fees increased 46% to $22.7 million while bad debt measured as a percent of fee revenues improved a percentage point to just under 13%. Our pawn net revenue improved 4% to $36.6 million with pawn service charges and sales gross profit increasing 7% and 2% over the prior year period.”
Rotunda continued, “This was a very productive quarter for us. During the period, we opened a net twenty-nine EZMONEY stores, we opened our second Mexico EZPAWN location, we agreed to acquire fifteen Colorado pawn locations and we introduced our installment loan product in selective test locations. We believe each of these accomplishments will help drive earnings growth in upcoming quarters.”
Rotunda concluded, “We expect our third fiscal 2007 quarter’s earnings to be approximately $0.15 per share compared to $0.13 for the fiscal 2006 third quarter. For our 2007 fiscal year, we are raising guidance to approximately $0.86 per share compared to fiscal 2006’s $0.69 per share. Based on new EZMONEY locations in the pipeline, we expect to open approximately 65 EZMONEY stores over the next two quarters for a total of 100 net new EZMONEY locations this fiscal year. In early June, we expect to complete our Colorado store acquisition, adding fifteen EZPAWN locations; and, during the next two quarters, we will open one to two additional Mexico EZPAWN stores.”

EZCORP is primarily a lender or provider of credit services to individuals who do not have cash resources or access to credit to meet their short-term cash needs. The Company offers non-recourse loans collateralized by tangible personal property, commonly known as pawn loans, in 280 U.S. and two Mexico EZPAWN locations open at March 31, 2007. At these locations, the Company also sells merchandise, primarily collateral forfeited from its pawn lending operations, to consumers looking for good value. In 369 EZMONEY locations and 80 EZPAWN locations open at March 31, 2007, the Company offers short-term non-collateralized loans, often referred to as payday loans, or fee based credit services to customers seeking loans.
This announcement contains certain forward-looking statements regarding the Company’s expected performance for future periods including, but not limited to, new store expansion and expected future earnings. Actual results for these periods may materially differ from these statements. Such forward-looking statements involve risks and uncertainties such as changing market conditions in the overall economy and the industry, consumer demand for the Company’s services and merchandise, changes in the regulatory environment, and other factors periodically discussed in the Company’s annual, quarterly and other reports filed with the Securities and Exchange Commission.
You are invited to listen to a conference call discussing these results on April 24, 2007 at 3:30pm Central Time. The conference call can be accessed over the Internet or replayed at your convenience at the following address.
http://www.videonewswire.com/event.asp?id=38919
For additional information, contact Dan Tonissen at (512) 314-2289.

EZ CORP, Inc.
Highlights of Consolidated Statements of Operations (Unaudited)
(in thousands, except per share data)

	Three Months Ended March 31,
	2007	2006

Revenues:
Merchandise sales	$39,507	$39,036
Jewelry scrapping sales	10,525	8,569
Pawn service charges	16,556	15,453
Credit service fees	20,041	14,451
Payday loan fees	2,672	1,103
Other	342	329

Total revenues	89,643	78,941
Cost of goods sold:
Cost of merchandise sales	23,576	22,775
Cost of jewelry scrapping sales	6,798	5,562

Total cost of goods sold	30,374	28,337

Net revenues	59,269	50,604

Operations expense	31,104	28,076
Credit service bad debt	2,402	1,873
Payday loan bad debt	514	284
Administrative expense	7,968	6,695
Depreciation and amortization	2,401	2,136

Operating income	14,880	11,540
Interest income	(567)	(90)
Interest expense	83	131
Equity in net income of unconsolidated affiliate	(820)	(673)
(Gain) loss on sale/disposal of assets	—	23

Income before income taxes	16,184	12,149
Income tax expense	5,988	4,422

Net income	$10,196	$7,727

Net income per share, diluted	$0.23	$0.19

Weighted average shares, diluted	43,445	41,514

EZ CORP, Inc.
Highlights of Consolidated Statements of Operations (Unaudited)
(in thousands, except per share data)

	Six Months Ended March 31,
	2007	2006

Revenues:
Merchandise sales	$77,386	$74,692
Jewelry scrapping sales	21,626	15,266
Pawn service charges	34,518	31,967
Credit service fees	42,068	29,873
Payday loan fees	5,040	2,255
Other	692	658

Total revenues	181,330	154,711
Cost of goods sold:
Cost of merchandise sales	46,158	43,547
Cost of jewelry scrapping sales	14,039	10,451

Total cost of goods sold	60,197	53,998

Net revenues	121,133	100,713

Operations expense	62,492	54,551
Credit service bad debt	7,606	5,643
Payday loan bad debt	1,338	888
Administrative expense	15,495	13,517
Depreciation and amortization	4,699	4,259

Operating income	29,503	21,855

Interest income	(881)	(90)
Interest expense	147	353
Equity in net income of unconsolidated affiliate	(1,465)	(1,188)
(Gain) loss on sale/disposal of assets	24	8

Income before income taxes	31,678	22,772
Income tax expense	11,721	8,289

Net income	$19,957	$14,483

Net income per share, diluted	$0.46	$0.35

Weighted average shares, diluted	43,347	40,937

EZ CORP, Inc.
Highlights of Consolidated Balance Sheets (Unaudited)
(in thousands, except per share data and store counts)

	As of March 31,
	2007	2006

Assets:
Current assets:
Cash and cash equivalents	$61,605	$26,041
Pawn loans	43,109	39,044
Payday loans, net	3,314	1,507
Pawn service charges receivable, net	6,986	6,598
Credit service fees receivable, net	3,718	2,663
Payday loan fees receivable, net	616	250
Inventory, net	28,649	30,764
Deferred tax asset	7,150	10,629
Prepaid expenses and other assets	5,373	4,014

Total current assets	160,520	121,510
Investment in unconsolidated affiliate	20,955	17,614
Property and equipment, net	30,967	27,124
Deferred tax asset, non-current	4,249	4,012
Other assets, net	3,720	3,471

Total assets	$220,411	$173,731

Liabilities and stockholders’ equity:
Current liabilities:
Accounts payable and other accrued expenses	$18,594	$16,576
Customer layaway deposits	2,168	2,147
Federal income taxes payable	1,104	1,035

Total current liabilities	21,866	19,758

Deferred gains and other long-term liabilities	3,067	3,430
Total stockholders’ equity	195,478	150,543

Total liabilities and stockholders’ equity	$220,411	$173,731

Pawn loan balance per ending pawn store	$153	$139
Inventory per ending pawn store	$102	$109
Book value per share	$4.74	$3.80
Tangible book value per share	$4.67	$3.74
EZPAWN store count - end of period	282	281
EZMoney signature loan store count - end of period	369	263
Shares outstanding - end of period	41,248	39,569

EZ CORP, Inc.
Operating Segment Results (Unaudited)
(in thousands, except store counts)

	EZPAWN	EZMONEY
	Operations	Operations	Consolidated

Three months ended March 31, 2007:
Revenues:
Sales	$50,032	$—	$50,032
Pawn service charges	16,556	—	16,556
Credit service fees	501	19,540	20,041
Payday loan fees	313	2,359	2,672
Other	342	—	342

Total revenues	67,744	21,899	89,643

Cost of goods sold	30,374	—	30,374

Net revenues	37,370	21,899	59,269

Operating expenses:
Operations expense	21,569	9,535	31,104
Credit service bad debt	91	2,311	2,402
Payday loan bad debt	62	452	514

Total direct expenses	21,722	12,298	34,020

Store operating income	$15,648	$9,601	$25,249

EZPAWN store count – end of period	282	—	282
EZMoney signature loan store count – end of period	7	362	369

Three months ended March 31, 2006:
Revenues:
Sales	$47,605	$—	$47,605
Pawn service charges	15,453	—	15,453
Credit service fees	430	14,021	14,451
Payday loan fees	308	795	1,103
Other	329	—	329

Total revenues	64,125	14,816	78,941

Cost of goods sold	28,337	—	28,337

Net revenues	35,788	14,816	50,604

Operating expenses:
Operations expense	21,938	6,138	28,076
Credit service bad debt	123	1,750	1,873
Payday loan bad debt	57	227	284

Total direct expenses	22,118	8,115	30,233

Store operating income	$13,670	$6,701	$20,371

EZPAWN store count – end of period	281	—	281
EZMoney signature loan store count – end of period	7	256	263

EZ CORP, Inc.
Operating Segment Results (Unaudited)
(in thousands, except store counts)

	EZPAWN	EZMONEY
	Operations	Operations	Consolidated

Six months ended March 31, 2007:

Revenues:
Sales	$99,012	$—	$99,012
Pawn service charges	34,518	—	34,518
Credit service fees	1,078	40,990	42,068
Payday loan fees	668	4,372	5,040

Other	692	—	692
Total revenues	135,968	45,362	181,330

Cost of goods sold	60,197	—	60,197

Net revenues	75,771	45,362	121,133

Operating expenses:
Operations expense	43,311	19,181	62,492
Credit service bad debt	294	7,312	7,606
Payday loan bad debt	206	1,132	1,338

Total direct expenses	43,811	27,625	71,436

Store operating income	$31,960	$17,737	$49,697

EZPAWN store count – end of period	282	—	282
EZMoney signature loan store count – end of period	7	362	369

Six months ended March 31, 2006:
Revenues:
Sales	$89,958	$—	$89,958
Pawn service charges	31,967	—	31,967
Credit service fees	652	29,221	29,873
Payday loan fees	749	1,506	2,255

Other	658	—	658
Total revenues	123,984	30,727	154,711

Cost of goods sold	53,998	—	53,998

Net revenues	69,986	30,727	100,713

Operating expenses:
Operations expense	42,656	11,895	54,551
Credit service bad debt	225	5,418	5,643
Payday loan bad debt	297	591	888

Total direct expenses	43,178	17,904	61,082

Store operating income	$26,808	$12,823	$39,631

EZPAWN store count – end of period	281	—	281
EZMoney signature loan store count – end of period	7	256	263